EXHIBIT 5

                                 MILLER NASH LLP
                                ATTORNEYS AT LAW
                              4400 TWO UNION SQUARE
                                601 UNION STREET
                         SEATTLE, WASHINGTON 98101-2352
                            TELEPHONE (206) 622-8484
                            FACSIMILE (206) 622-7485



                                October 1, 1999

Board of Directors
Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington 98198

               Subject:  Cascade Natural Gas Corporation

Ladies and Gentlemen:

               Reference is made to the Registration Statement on Form S-8 ("Registration Statement"), to be filed by Cascade Natural Gas Corporation, a Washington corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 150,000 shares of the Company's common stock, $1.00 par value (the "Common Stock"), to be issued under the Company's 1998 Stock Incentive Plan (the "Plan"), together with options and other stock-based awards relating thereto.

               As counsel for the Company, we are familiar with the actions taken by the board of directors and shareholders of the Company with respect to the authorization for issuance of the Common Stock pursuant to the Plan. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

               Based on the foregoing, it is our opinion that:

               1. The Company is a corporation duly organized and validly existing under the laws of the state of Washington with corporate power and authority under such laws to issue the Common Stock.

               2. The Plan has been duly adopted and approved by all necessary corporate action and, when options or other stock-based awards relating to the 150,000 shares of Common Stock referred to above are granted in accordance with the Plan, such options and awards have or will have been legally issued.

               3. The 150,000 shares of Common Stock referred to above have been duly authorized and reserved for issuance.

               4. When such shares are issued and sold by the Company upon exercise of options or other stock-based awards duly granted under the Plan while the Registration Statement is effective, and payment for such shares to the extent and in the manner required by the Plan is received by the Company, such shares will be legally issued, fully paid and nonassessable.

               We consent to the use of this opinion in the Registration Statement and in any amendments thereto.

                                       Very truly yours,

                                       MILLER NASH LLP


                                       By /s/ John L. West
                                            John L. West